Exhibit 99.1

    Staktek Holdings Reports Third Quarter 2007 Financial Results

    Exceeds Revenue Guidance Due to Increased Consumer Flash Demand

    AUSTIN, Texas--(BUSINESS WIRE)--Nov. 5, 2007--Staktek Holdings, Inc. (NASDAQ:STAK), a market-leading provider of intellectual property
(IP) and services for next-generation mechanical and electrical packaging technologies, today announced financial results for the third quarter ended September 30, 2007.

    Staktek's third quarter financial performance includes Southland Micro Systems, Inc. for one month following Staktek's acquisition of Southland on August 31, 2007.

    Total revenue for the third quarter was $10.9 million, compared to $8.2 million in the second quarter of 2007 and $14.7 million in the third quarter of 2006. Third quarter 2007 revenue included $9.4 million of Staktek revenue and $1.5 million of Southland revenue. Total services revenue was $8.7 million, compared to $7.4 million in the previous quarter and $11.3 million in the third quarter of 2006. License revenue was $2.2 million, compared to $775,000 in the previous quarter and $3.4 million in the third quarter of 2006.

    Under generally accepted accounting principles (GAAP), the net loss for the third quarter was $1.3 million, or ($0.03) per diluted share, compared to a net loss of $4.1 million, or ($0.09) per diluted share, in the second quarter of 2007 and net income of $600,000, or $0.01 per diluted share, in the third quarter of 2006. The third quarter operating loss was $2.7 million, which compares to operating losses of $3.6 million in the second quarter of 2007 and $210,000 in the third quarter of 2006. Excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, non-GAAP net income was $973,000,, or $0.02 per diluted share, compared to a non-GAAP net loss of $452,000, or ($0.01) per diluted share, in the previous quarter. Non-GAAP net operating income in the third quarter of 2007 was $158,000. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and short-term investments on September 30, 2007 were $57.3 million, compared to $78.1 million on June 30, 2007. The sequential decrease was primarily attributable to payments associated with the Southland acquisition. In addition, during the third quarter of 2007, the company repurchased approximately 388,000 shares of its common stock under its repurchase program at a cost of approximately $1.4 million.

    Business Summary

    "During the third quarter, we experienced strong demand for stacking services, which resulted in revenue that exceeded our previously stated guidance, excluding the revenue associated with Southland," stated Wayne Lieberman, president and CEO of Staktek. "Also, we realized increased traction for our FlashStak stacking technologies as we began to ramp a new Flash-based customer. This is a significant achievement and is evidence of the flexibility of our intellectual property to penetrate multiple markets."

    Mr. Lieberman further commented, "The strategic acquisition of Southland was an important step towards becoming a leading provider of electronic solutions and IP for enterprise and industrial markets. In addition to complementing our core mechanical and electrical packaging capabilities, we have gained greater access to major server OEMs and end customers by leveraging Southland's well-established sales channels. We believe this acquisition will enhance our ability to expand into other enterprise server sub-system markets."

    Business Outlook

    Staktek expects fourth quarter 2007 total revenue to total approximately $12.5 million to $14.5 million, with services revenue ranging between $11.0 million and $12.5 million, and license revenue ranging between $1.5 million and $2.0 million.

    Web Cast and Conference Call

    Staktek will host a conference call and web cast with investors today, November 5, 2007, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the third quarter financial results and the business outlook for the fourth quarter of 2007. Investors and other interested parties may access the call by dialing 888-208-1507 in the U.S. (913-312-1376 outside of the U.S.), with the confirmation code 4524277, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 4524277.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of fourth quarter 2007 revenue; our expectations for synergies and financial and non-financial benefits and improvements to be realized from the Southland acquisition and the flexibility of our IP to penetrate markets; our belief that the Southland acquisition will enhance our ability to expand into other enterprise server sub-system markets; and our belief that the combined company will benefit from enhanced scale and operational efficiencies that will contribute to improved performance over the coming years. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; our inability to successfully integrate our acquisition of Southland Micro Systems; an increased risk associated with the volatility of the price of DRAM, given our increased purchases of DRAM as a result of our acquisition of Southland; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore and MobileStak(TM), are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the areas in California and Mexico in which we manufacture are subject to earthquakes, fires, flooding and other natural disasters, for some of which we are not insured; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; our inability to identify companies to acquire; and the risks associated with our dependence on a few key personnel to manage our business effectively.

    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2007. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q3 2007 earnings conference call can be found on the company's web site at http://www.staktek.com. Staktek has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

    About Staktek Holdings

    Staktek is a market-leading provider of intellectual property and services for next-generation mechanical and electrical packaging technologies for high-speed, high-capacity systems. Staktek's TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek's ArctiCore(TM) is a module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of more than 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates two ISO-certified manufacturing facilities in Irvine, California and Reynosa, Mexico. For more information, go to http://www.staktek.com.

    Staktek is a trademark of Staktek Group LP.

    (Financial Tables to Follow)



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                               Three Months Ended
                                          ----------------------------
                                          Sept. 30, Jun. 30, Sept. 30,
                                            2007      2007     2006
                                          --------- -------- ---------
Revenue:
  Services                                $  8,756  $ 7,464  $ 11,271
  License                                    2,185      775     3,430
                                          --------- -------- ---------
      Total revenue                         10,941    8,239    14,701
Cost of revenue:
  Services (1)                               6,522    5,729     6,929
  Amortization and impairment of
   acquisition intangibles                   1,120    1,103     1,655
                                          --------- -------- ---------
      Total cost of revenue                  7,642    6,832     8,584
                                          --------- -------- ---------
Gross profit                                 3,299    1,407     6,117
Operating expenses:
  Selling, general and administrative (1)    4,101    3,389     3,806
  Research and development (1)               1,373    1,493     2,316
  Restructuring                                356        -         -
  Amortization of acquisition intangibles      183      138       205
                                          --------- -------- ---------
      Total operating expenses               6,013    5,020     6,327
                                          --------- -------- ---------
Loss from operations                        (2,714)  (3,613)     (210)
Other income (expense):
  Interest income                              798      839       824
  Interest expense                              (2)      (6)        -
  Other, net                                   (34)     (21)      (47)
                                          --------- -------- ---------
Total other income, net                        762      812       777
                                          --------- -------- ---------
Income (loss) before income taxes           (1,952)  (2,801)      567
Provision (benefit) for income taxes          (695)   1,307       (33)
                                          --------- -------- ---------
Net income (loss)                         $ (1,257) $(4,108) $    600
                                          ========= ======== =========
Earnings (loss) per share:
  Basic                                   $  (0.03) $ (0.09) $   0.01
                                          ========= ======== =========
  Diluted                                 $  (0.03) $ (0.09) $   0.01
                                          ========= ======== =========
Shares used in computing earnings (loss)
 per share:
  Basic                                     46,997   47,380    48,187
  Diluted                                   46,997   47,380    49,682


(1) Includes stock-based compensation
 expense as follows:
      Cost of revenue                     $    109  $   110  $     98
      Selling, general and administrative
       expense                               1,280    1,273     1,245
      Research and development expense         180      238       263
                                          --------- -------- ---------
                                          $  1,569  $ 1,621  $  1,606
                                          ========= ======== =========




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                                    Nine Months Ended
                                                   -------------------
                                                   Sept. 30, Sept. 30,
                                                     2007      2006
                                                   --------- ---------
Revenue:
  Services                                         $ 23,402  $ 31,997
  License                                             4,456     9,603
                                                   --------- ---------
      Total revenue                                  27,858    41,600
Cost of revenue:
  Services (1)                                       18,099    20,478
  Amortization and impairment of acquisition
   intangibles                                        3,923     4,967
                                                   --------- ---------
      Total cost of revenue                          22,022    25,445
                                                   --------- ---------
Gross profit                                          5,836    16,155
Operating expenses:
  Selling, general and administrative (1)            10,829    11,115
  Research and development (1)                        4,642     6,331
  Restructuring                                         356       391
  Amortization of acquisition intangibles               459       613
                                                   --------- ---------
      Total operating expenses                       16,286    18,450
                                                   --------- ---------
Loss from operations                                (10,450)   (2,295)
Other income (expense):
  Interest income                                     2,473     2,235
  Interest expense                                      (10)       (5)
  Other, net                                            (87)      (82)
                                                   --------- ---------
Total other income, net                               2,376     2,148
                                                   --------- ---------
Loss before income taxes                             (8,074)     (147)
Provision (benefit) for income taxes                    227      (489)
                                                   --------- ---------
Net loss                                           $ (8,301) $    342
                                                   ========= =========
Loss per share:
  Basic                                            $  (0.18) $   0.01
                                                   ========= =========
  Diluted                                          $  (0.18) $   0.01
                                                   ========= =========
Shares used in computing loss per share:
  Basic                                              47,274    48,181
  Diluted                                            47,274    49,885


(1) Includes stock-based compensation expense as
 follows:
      Cost of revenue                              $    320  $    392
      Selling, general and administrative expense     3,793     3,437
      Research and development expense                  664       778
                                                   --------- ---------
                                                   $  4,777  $  4,607
                                                   ========= =========




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                               Three Months Ended
                                          ----------------------------
                                          Sept. 30, June 30, Sept. 30,
                                            2007      2007     2006
                                          --------- -------- ---------
GAAP loss from operations                 $ (2,714) $(3,613) $   (210)
Non-GAAP adjustments:
  Amortization and impairment of
   acquisition intangibles                   1,303    1,241     1,860
  Stock-based compensation expense           1,569    1,621     1,606
                                          --------- -------- ---------
    Total non-GAAP adjustments               2,872    2,862     3,466
                                          --------- -------- ---------
Non-GAAP income (loss) from operations    $    158  $  (751) $  3,256
                                          ========= ======== =========


GAAP net income (loss)                    $ (1,257) $(4,108) $    600
Total non-GAAP adjustments affecting
 income (loss) from operations               2,872    2,862     3,466
Tax adjustment(1)                             (642)     794    (1,329)
                                          --------- -------- ---------
Non-GAAP net income (loss)                $    973  $  (452) $  2,737
                                          ========= ======== =========

Shares used in calculating non-GAAP
 diluted earnings (loss) per share          47,877   47,380    49,682

Non-GAAP diluted earnings (loss) per
 share                                    $   0.02  $ (0.01) $   0.06
                                          ========= ======== =========

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                    Nine Months Ended
                                                   -------------------
                                                   Sept. 30, Sept. 30,
                                                     2007      2006
                                                   --------- ---------
GAAP loss from operations                          $(10,450) $ (2,295)
Non-GAAP adjustments:
  Amortization and impairment of acquisition
   intangibles                                        4,382     5,580
  Stock-based compensation expense                    4,777     4,607
                                                   --------- ---------
    Total non-GAAP adjustments                        9,159    10,187
                                                   --------- ---------
Non-GAAP income (loss) from operations             $ (1,291) $  7,892
                                                   ========= =========


GAAP net income (loss)                             $ (8,301) $    342
Total non-GAAP adjustments affecting income (loss)
 from operations                                      9,159    10,187
Tax adjustment(1)                                      (267)   (3,715)
                                                   --------- ---------
Non-GAAP net income (loss)                         $    591  $  6,814
                                                   ========= =========

Shares used in calculating non-GAAP diluted
 earnings (loss) per share                           48,043    49,885

Non-GAAP diluted earnings (loss) per share         $   0.01  $   0.14
                                                   ========= =========

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                                Sept. 30,   Dec. 31,
                                                  2007        2006
                                               ----------- -----------
ASSETS                                         (unaudited)
Current assets:
  Cash and cash equivalents                    $   23,470  $   40,797
  Investments                                      33,811      38,874
  Accounts receivable                               8,687       5,479
  Inventories                                       4,186       2,355
  Prepaid expenses                                    881         638
  Income tax recoverable                              554           -
  Deferred tax asset                                1,080         341
  Other current assets                              1,153         878
                                               ----------- -----------
    Total current assets                           73,822      89,362
                                               ----------- -----------
Property, plant and equipment, net                  9,800       6,766
Deferred tax asset                                     16         932
Goodwill                                           33,657      28,081
Other intangibles, net                             12,290       9,903
Other assets                                          179         147
                                               ----------- -----------
    Total assets                               $  129,764  $  135,191
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $    3,111  $    1,228
  Accrued compensation                         $    1,746  $    2,159
  Accrued liabilities                               1,782       1,083
  Income taxes payable                                  -         343
  Current maturities of capitalized lease
   obligations                                         19          19
                                               ----------- -----------
    Total current liabilities                       6,658       4,832
                                               ----------- -----------
Capitalized lease obligations, less current
 maturities                                            62          75
Other accrued liabilities                             255         256

Stockholders' equity:
  Capital stock                                   162,444     157,245
  Treasury stock                                  (24,835)    (20,676)
  Accumulated other comprehensive loss                 18          (4)
  Accumulated deficit                             (14,838)     (6,537)
                                               ----------- -----------
    Total stockholders' equity                    122,789     130,028
                                               ----------- -----------
    Total liabilities and stockholders' equity $  129,764  $  135,191
                                               =========== ===========

    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 512-454-9531
             Senior Vice President and CFO
             investors@staktek.com
             or
             For Staktek Holdings, Inc.
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 ext. 126 (investors) investors@staktek.com